                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement           [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to
    Rule 14a-11(c) or Rule 14a-12

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                    INNOVATIVE GAMING CORPORATION OF AMERICA

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Payment of filing fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)Amount previously paid:

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    (2) Form, Schedule, or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                            333 ORVILLE WRIGHT COURT
                             LAS VEGAS, NEVADA 89119

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 15, 2001

                               ------------------

TO THE SHAREHOLDERS OF INNOVATIVE GAMING CORPORATION OF AMERICA:

         Please take notice that the Annual Meeting of Shareholders of Innovative Gaming Corporation of America will be held, pursuant to due call by the Board of Directors of the Company at the Company's Las Vegas headquarters at 333 Orville Wright Court, Las Vegas, Nevada on Friday, June 15, 2001, at 1:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

          1.   to elect four (4) directors;

          2. to approve the adoption of the Company's 2001 Employee Stock Purchase Plan;

          3. to approve an amendment to the Company's 1997 Director's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares; and

          4. to transact any other business as may properly come before the meeting or any adjournments thereof.

         Pursuant to due action of the Board of Directors, shareholders of record on April 27, 2001, will be entitled to vote at the meeting or any adjournments thereof.

         A PROXY FOR THE MEETING IS ENCLOSED. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                          By Order of the Board of Directors

                                          INNOVATIVE GAMING CORPORATION OF
                                          AMERICA


                                          /s/ Roland Thomas

                                          Roland Thomas, Chief Executive Officer



May 10, 2001

YOUR VOTE IS IMPORTANT. PLEASE FILL IN, SIGN YOUR PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                            333 ORVILLE WRIGHT COURT
                             LAS VEGAS, NEVADA 89119

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  JUNE 15, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Innovative Gaming Corporation of America (the "Company") to be used at the Company's Annual Meeting of Shareholders to be held on June 15, 2001. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was May 10, 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting, or by executing and delivering a new proxy to the Company's Secretary. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on April 27, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, $0.01 par value, of which 13,770,154 were outstanding as of the close of business on April 27, 2001. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 25, 2001, by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 333 Orville Wright Court, Las Vegas, Nevada 89119, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

NAME OF BENEFICIAL OWNER                         NUMBER        PERCENT OF CLASS
-------------------------                       --------       ----------------

Roland M. Thomas (1)                            874,353              6.3%
Ronald A. Johnson (2)                           215,000              1.6%
Andrew Tottenham (2)                             50,000               *
Thomas Foley (3)                                142,273              1.0%
Barrett V. Johnson (2)                          300,000              2.2%
Michael Mackenzie (4)                            81,317               *
Edward G. Stevenson (5)                         575,000              4.2%
All executive officers and directors as a
group (8 persons)(6)                          2,075,296             15.1%

--------------------------------------------------------------------------------
* Less than one percent.

(1) Includes 125,000 shares issuable upon the exercise of stock options exercisable within 60 days. Does not include 2,774,091 shares of Company's Common Stock issuable upon the closing of the Company's merger with Xertain, Inc. ("Xertain") of which Mr. Thomas is a shareholder.

(2) Shares issuable upon the exercise of stock options exercisable within 60 days.

(3) Includes 50,000 shares issuable upon exercise of stock options exercisable within 60 days. Does not include 732,705 shares of Company Common Stock issuable upon the closing of the Company's merger with Xertain of which Mr. Foley is a shareholder.

(4) Includes 50,000 shares issuable upon exercise of stock options exercisable within 60 days. Does not include 235,288 shares of Company Common Stock issuable upon the closing of the Company's merger with Xertain.

(5) Includes 500,000 shares issuable upon exercise of stock options and 50,000 shares issuable upon exercise of warrants exercisable within 60 days. Mr. Stevenson resigned from the Company as Chairman of the Board, Chief Executive Officer and Chief Financial Officer in May 2000.

(6) Includes options to purchase 840,000 shares which are exercisable within 60 days.


                              ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. The persons listed below are now serving as directors of the Company and have consented to serve as a director, if elected. The Board of Directors proposes for election the following nominees:

     ROLAND M. THOMAS, age 50, joined the Company as Chief Executive Officer and Chairman of the Board in September 2000. Mr. Thomas is also the Company's Chief Financial Officer. Mr. Thomas has been the Chief Executive Officer of Xertain since its inception in November 1999. Mr. Thomas has also been President of ERT Technology, Inc. since 1993.

     RONALD A. JOHNSON, age 59, has been a Director of the Company since April 1999. Mr. Johnson served as the Company's Chairman of the Board and Chief Executive Officer from May 2000 through September 2000. Mr. Johnson has been a CPA for 35 years, licensed in California and Nevada. He was the Managing Partner of Chanslor, Barbieri, & DeWhitt and a Partner in the national firm of McGladrey & Pullen LLP. Formerly, Mr. Johnson was President of Jazz Enterprises, and Chief Financial Officer and Director of Lodging & Gaming Systems. Mr. Johnson is currently on the Board of Directors of Sierra West Bank, a Director of Burgarello Alarm, Trustee Emeritus of the University of Nevada, Reno Foundation, and a self-employed CPA and financial advisor.

     ANDREW TOTTENHAM, age 43, joined the Board of Directors in November 2000. Mr. Tottenham is a director of Harrods On Line Ltd., and Management Advisor to the Chairman of the world famous store. Previously, he was President and Chief Operating Officer of Trans World Gaming a company that operated casinos in Europe. Mr. Tottenham also started Tottenham & Co., a consulting firm specializing in the international gaming industry, and was its Managing Director for 15 years.

     THOMAS FOLEY, age 55, has been a Director since January 2001. Mr. Foley is currently a partner with the St. Paul, Minnesota-based firm, Johnson, Hamilton, Quigley, Twait & Foley where he focuses on administrative and Indian gaming law. Previously, Mr. Foley served as a Commissioner to the National Indian Gaming Commission from September 1998 through 2001. Mr. Foley served as the District Attorney for Ramsey County, Minnesota, from 1979 through 1995.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of: (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors; or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the director-nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote. But a shareholder (including a broker) who does not give authority to a proxy to vote on the election of directors, or withholds authority to vote, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing director-nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus compensation for the most recent fiscal year (fiscal year 2000) exceeded $100,000 (all of whom are the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                          ANNUAL COMPENSATION                      COMPENSATION
                                          --------------------------------------------------        SECURITIES
                                          FISCAL       SALARY                   OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR     COMPENSATION     BONUS      COMPENSATION          OPTIONS
---------------------------               ------    ------------     -----      ------------       ------------

Roland M. Thomas (1)                       2000         - 0 -        - 0 -         - 0 -               - 0 -
  Chief Executive Officer

Michael Mackenzie (2)                      2000         - 0 -        - 0 -         - 0 -               - 0 -
  Chief Operating Officer

Barrett V. Johnson (3)                     2000        163,039       - 0 -         6,000              300,000 (3)
  President                                1999        180,692       - 0 -         6,000               50,000
                                           1998        137,192       15,000        5,300              100,000 (4)

Ronald Johnson (5)                         2000         38,500       - 0 -         - 0 -              200,000

Edward G. Stevenson (6)                    2000        114,511       - 0 -        29,000 (7)           - 0 -
                                           1999        250,962       - 0 -         6,000              200,000
                                           1998        250,962       70,000        6,000              300,000 (4)

--------------------------------------------------------------------------------
(1) Mr. Thomas was appointed Chief Executive Officer and Chairman of the Board on September 19, 2000. On February 16, 2001, the Company entered into an Employment Agreement with Mr. Thomas which is described in this Proxy Statement.

(2) Mr. Mackenzie was appointed Chief Operating Officer on September 19, 2000. On February 16, 2001, the Company entered into an Employment Agreement with Mr. Mackenzie which is described in this Proxy Statement.

(3) In connection with a new option grant to Mr. Barrett V. Johnson on October 10, 2000, 100,000 previously issued options exercisable at $1.125 were terminated and 300,000 stock options at a purchase price of $1.00 per share were issued.

(4) Includes options granted in exchange for previously granted options which were cancelled in connection with the issuance of replacement grants in fiscal year 1998.

(5) Mr. Johnson was appointed Chief Executive Officer on May 12, 2000, following the resignation of Edward G. Stevenson. Mr. Johnson resigned from this position on September 19, 2000. Mr. Ronald Johnson was awarded 200,000 stock options in connection with his role as interim Chief Executive Officer and for his services as director in connection with the Company's proposed mergers.

(6)  Mr. Stevenson resigned from the Company on May 12, 2000.

(7) Includes $25,000 payment relating to a severance payment to Mr. Stevenson pursuant to a Termination Agreement, as amended, with Mr. Stevenson which is described in this Proxy Statement.

                          OPTION GRANTS IN FISCAL 2000

     The following tables provide certain information with respect to stock options granted and stock options exercised during the last fiscal year (fiscal year 2000) by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000.

                                                                                                  POTENTIAL REALIZABLE
                              NUMBER OF     PERCENT OF                                           VALUE AT ASSUMED ANNUAL
                                TOTAL      TOTAL OPTIONS                                           RATES OF STOCK PRICE
                             SECURITIES     GRANTED TO                                              APPRECIATION FOR
                             UNDERLYING    EMPLOYEES IN         EXERCISE                            OPTION TERM ($)(2)
                              OPTIONS       FISCAL YEAR          OR BASE          EXPIRATION     -----------------------
NAME                          GRANTED           (%)           PRICE ($/SH)(1)        DATE            5%           10%
----                          -------      -------------      --------------      ----------     ----------     --------
Roland M. Thomas(3)              --            --                   --              --              --             --
Michael Mackenzie(4)             --            --                   --              --              --             --
Ronald Johnson                200,000         26.8%                $1.00          09/14/10        $126,000      $318,000
Edward G. Stevenson (5)       200,000         26.8%                $1.00          11/01/10        $126,000      $318,000
Barrett V. Johnson (6)        300,000         40.1%                $1.00          10/10/10        $189,000      $477,000


--------------------------------------------------------------------------------
(1) Options are granted at 100 percent (100%) of the fair market value of the Company's Common Stock on the date of grant.

(2) Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the five-percent (5%) and ten-percent (10%) rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) Does not include 500,000 stock options issued to Roland Thomas on February 16, 2001, and exercisable at $1.00 per share.

(4) Does not include 200,000 stock options issued to Michael Mackenzie on February 16, 2001, and exercisable at $1.00 per share.

(5) Mr. Stevenson's stock options were repriced from $2.0625 per share to $1.00 per share on November 1, 2000, in consideration for Mr. Stevenson's foregoing certain funds owed to him pursuant to his termination agreement with the Company.

(6) In connection with a new option grant to Mr. Barrett V. Johnson on October 10, 2000, 100,000 previously issued options exercisable at $1.125 were terminated and 300,000 stock options at a purchase price of $1.00 per share were issued as described herein.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the Named Executive Officers named in the Summary Compensation Table and the value of the options held by such persons as of December 31, 2000.

                                                                                                 VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FY-END (#)            FY-END ($)
                                        SHARES                       ----------------------     ---------------------
                                      ACQUIRED ON      VALUE          EXER-         UNEXER-      EXER-        UNEXER-
NAME                                  EXERCISE (#)   REALIZED ($)    CISABLE        CISABLE     CISABLE      CISABLE
----                                  ------------   ------------    -------        -------     -------      --------
Roland M. Thomas (1)                     - 0 -          - 0 -         - 0 -          - 0 -        - 0 -        - 0 -
Michael Mackenzie (2)                    - 0 -          - 0 -         - 0 -          - 0 -        - 0 -        - 0 -
Ronald Johnson                           - 0 -          - 0 -        215,000         5,000        - 0 -        - 0 -
Edward G. Stevenson                      - 0 -          - 0 -        500,000         - 0 -        - 0 -        - 0 -
Barrett V. Johnson                       - 0 -          - 0 -        300,000         - 0 -        - 0 -        - 0 -

--------------------------------------------------------------------------------
(1) Does not include 500,000 stock options issued to Roland Thomas on February 16, 2001, and exercisable at $1.00 per share.

(2) Does not include 200,000 stock options issued to Michael Mackenzie on February 16, 2001, and exercisable at $1.00 per share.

                            TEN-YEAR OPTION REPRICING

     The following table summarizes stock options granted to the Company's executive officers that have been repriced during the past ten fiscal years.

                                              NUMBER OF
                                             SECURITIES      MARKET      EXERCISE               LENGTH OF ORIGINAL
                                             UNDERLYING     PRICE OF     PRICE OF       NEW        OPTION TERM
                                              REPRICED      STOCK AT     OPTION AT   EXERCISE      REMAINING AT
NAME                               DATE       OPTIONS      REPRICING     REPRICING     PRICE        REPRICING
----                               ----      ----------    ---------     ---------   --------   ------------------
Edward G. Stevenson (1)           11/1/00     200,000        $ .75        $2.065       $1.00      8 yrs. 10 mos.
                                 12/29/98     300,000        $1.00         $4.75       $1.00       7 yrs. 2 mos.
                                  10/8/96     300,000        $4.75         $7.50       $4.75       9 yrs. 4 mos.

Scott H. Shackelton (2)          12/14/98      60,000        $1.125        $4.75      $1.125      7 yrs. 10 mos.
                                 12/14/98      60,000        $1.125        $4.13      $1.125       8 yrs. 7 mos.

Barrett V. Johnson (3)           10/10/00     100,000        $1.00        $1.125       $1.00       8 yrs. 2 mos.
                                 12/14/98      50,000        $1.125        $2.69      $1.125       9 yrs. 1 mo.
                                 12/14/98      50,000        $1.125        $2.00      $1.125      9 yrs. 10 mos.

Barry Fentz (4)                   1/5/95       75,000        $4.00         $6.00       $4.00       8 yrs. 8 mos.
                                  1/5/95       20,000        $4.00         $6.00       $4.00       9 yrs. 6 mos.

--------------------------------------------------------------------------------
(1) Mr. Stevenson's stock options were repriced from $2.0625 per share to $1.00 per share on November 1, 2000, in consideration for Mr. Stevenson's foregoing certain funds owed to him pursuant to a Termination Agreement, as amended, with the Company described in this Proxy Statement. Mr. Stevenson resigned from the Company effective May 12, 2000.

(2)  Mr. Shackelton resigned from the Company effective September 1, 1999.

(3) 100,000 of Barrett V. Johnson's previously issued stock options with an exercise price of $1.125 were terminated on October 10, 2000 and options to purchase 300,000 shares of Common Stock at an exercise price of $1.00 per share were issued to Mr. Johnson. The termination of the previous stock options and issuance of new stock options is treated as a repricing of the previously issued 100,000 stock options.

(4)  Mr. Fentz resigned from the Company effective July 15, 1996.

     In November 2000, the Compensation Committee repriced 200,000 options issued to Mr. Edward G. Stevenson pursuant to Amendment No. 1 to Mr. Stevenson's Termination Agreement, effective as of November 1, 2000. Mr. Stevenson's option price was reduced from $2.0625 per share to $1.00 per share in consideration for Mr. Stevenson reducing his termination payment required under that certain Termination Agreement, effective as of May 12, 2000, from $300,000 to $100,000.

     100,000 of Mr. Barrett V. Johnson's previously issued stock options were repriced from $1.125 to $1.00 as part of his agreement with the Company to reduce his annual compensation from $180,000 to $100,000.

     The Compensation Committee believes that both repricings during fiscal year 2000 were appropriate in light of the consideration received by the Company in reducing the Company's cash requirements with such individuals.


                              EMPLOYMENT AGREEMENTS
                   WITH DIRECTORS AND NAMED EXECUTIVE OFFICERS

     In January 1999, the Company entered into a three-year employment agreement with Edward G. Stevenson pursuant to which Mr. Stevenson was to serve the Company as Chief Executive Officer. Pursuant to the agreement, Mr. Stevenson received an annual base salary of $250,000 and was eligible for annual bonuses of up to 50 percent (50%) of his base salary as determined by the Company's Board of Directors.

     In May 2000, Mr. Stevenson resigned as Chairman of the Board and Chief Executive Officer of the Company. Pursuant to his Termination Agreement with the Company dated as of May 12, 2000, Mr. Stevenson was entitled to an aggregate termination payment of $300,000, $200,000 of which was to be paid at the closing of the proposed merger with nMortgage, Inc. and $100,000 by September 15, 2000. The Company also agreed that Mr. Stevenson would receive 200,000 options upon consummation of the proposed merger with nMortgage, Inc. regardless of whether Mr. Stevenson was employed by the Company at such time. On November 1, 2000, the Company and Mr. Stevenson amended the Termination Agreement to (a) reduce the required payment from $300,000 to $100,000 and to reprice the 200,000 stock options from $2.065 to $1.00 per share. Mr. Stevenson was paid $25,000 in December 2000 and is entitled to an additional $75,000.

     In October 1998, the Company and Barrett V. Johnson entered into a two-year employment agreement pursuant to which Mr. Johnson served the Company as President and Chief Operating Officer. Pursuant to the employment agreement, Mr. Johnson received an annual base salary of $180,000 and was eligible to receive an annual bonus as determined by the Compensation Committee of the Company's Board of Directors. In October 2000, the Company and Mr. Johnson entered into a one year employment agreement pursuant to which Mr. Johnson shall receive an annual salary of $100,000. Mr. Johnson's current employment agreement does not provide for a bonus. Additionally, 100,000 of the stock options previously issued to Mr. Johnson became vested immediately and the exercise price of such options was repriced to $1.00 per share. Mr. Johnson also received an additional 100,000 stock options that became fully vested with an exercise price of $1.00 per share and an additional 100,000 stock options with an exercise price of $1.00 per share that become fully vested 60 days after the Company's confirmation of continuance of certain gaming licenses. In aggregate, Mr. Johnson has 300,000 fully vested stock options with an exercise price of $1.00 per share.

     Mr. Ronald Johnson served as the Company's Chairman of the Board and Chief Executive Officer for a period of time from May 12, 2000, the date of the resignation of Edward G. Stevenson, through September 19, 2000, the date Mr. Roland Thomas became the Company's Chairman of the Board and Chief Executive Officer. For his services as interim Chief Executive Officer, Mr. Johnson was compensated $5,000 per month and was issued 200,000 stock options with an exercise price of $1.00 per share.

     In September 2000, Roland M. Thomas became the Company's Chairman of the Board, Chief Executive Officer. On February 16, 2001, the Company and Mr. Thomas entered into a three-year employment contract under which Mr. Thomas shall serve as the Company's Chairman and Chief Executive Officer and receive an annual base salary of $190,000. In
                                       8
addition, the Compensation Committee of the Company's Board, in its sole and complete discretion, may elect to grant Mr. Thomas an annual bonus of up to 25 percent (25%) of his annual base salary. In connection with his employment agreement, Mr. Thomas was granted options to purchase up to 500,000 shares of the Company's Common Stock at $1.00 per share, which option vest annually in 125,000-share increments beginning in February 2001. Mr. Thomas' employment agreement also provides that the Company shall pay all premiums of a $1,000,000 life-insurance policy for the benefit of Mr. Thomas. Finally, Mr. Thomas' employment agreement provides that in case of termination without cause, Mr. Thomas will receive 12 months of base salary as severance, his stock options will vest on an accelerated basis and remain exercisable for 12 months, and he will receive life-insurance benefits (including payment of life-insurance premiums) for a 12-month period after the date of termination.

     In September 2000, Michael Mackenzie was appointed as the Company's Chief Operating Officer. In February 2001, the Company and Mr. Mackenzie entered into a three-year employment contract pursuant to which Mr. Mackenzie will serve as the Company's Chief Operating Officer and receive an annual base salary of $150,000. In addition, the Compensation Committee of the Company's Board, in its sole and complete discretion, may elect to grant Mr. Mackenzie an annual bonus of up to 25 percent (25%) of his annual base salary. In connection with his employment agreement, Mr. Mackenzie was also granted options to purchase up to 200,000 shares of the Company's Common Stock at $1.00 per share, which options vest annually in 50,000-share increments beginning in February 2001. Mr. Mackenzie's employment agreement provides that in case of termination without cause, Mr. Mackenzie will receive severance payments equal to 12 months of base salary, and all stock options will vest on an accelerated basis and remain exercisable for 6 months.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company were entitled to be paid an annual fee of $10,000, $1,000 for each Board meeting and $500 for each committee meeting they attended. In 1997, the Company's Shareholders approved the 1997 Director Stock Option Plan (the "1997 Plan") pursuant to which 100,000 shares were reserved for issuance. At the Company's 2000 Annual Meeting of Shareholders, the shareholders approved an 250,000-share increase in the number of shares issuable under the 1997 Plan. Directors who are employees of the Company are not paid fees or additional remuneration for service as members of the Board or its Committees. Options to purchase up to 50,000 shares of the Company's Common Stock were also granted to each of the non-employee directors in September 1999, contingent upon consummation of the Merger with nMortgage. Such options had an exercise price of $2.0625 per share. In September 2000, the Company amended the option grants to Ronald Zideck and Leo Seevers to make such options vested and repriced the $2.0625 per share exercise price to $1.00 per share. Messrs. Seevers and Zideck resigned from the Board in September and October of 2000, respectively.

     Mr. Ronald Johnson's 50,000 options granted as a non-employee director were terminated in September 2000 and Mr. Johnson was then granted options to purchase 200,000 shares of the Company's Common Stock with an exercise price of $1.00 per share pursuant to the Company's 1992 Stock Option Plan in connection with Mr. Johnson's service as interim Chief Executive Officer and for his service on the Board during the Company's proposed acquisitions.

     In March 2001, the Company issued 95,000 stock options to each of Messrs. Foley and Tottenham at an exercise price of $1.00 per share. Of such options, 50,000 options were immediately vested and the balance vest on a pro rata basis over a three year period on the anniversary date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee presently consists of Messrs. Johnson, Tottenham, and Foley.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Board's Compensation Committee. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for the year ended December 31, 2000, as they affected the Company's executive officers.

     Compensation Committee

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     Executive Officer Compensation

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     o Base salary compensation

     o Annual incentive compensation

     o Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth, and profitability in the Company's industry.

     Cash Compensation

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. In the case of each of Edward Stevenson, the Chief Executive Officer during a portion of 2000, and Barrett V. Johnson, the President and Chief Operating Officer during a portion of 2000, the base compensation was governed pursuant to such executive's employment agreement with the Company. The current employment agreement with Roland Thomas, who did not receive cash compensation from the Company from September 19, 2000, the date upon which he became CEO, until February 16, 2001, provides that Mr. Thomas shall receive $190,000 per year in base salary.


     Annual Incentive Compensation

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions. Given the Company's performance, no cash bonuses were paid to the Company's executive officers in fiscal year 2000.


     Stock Options

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee.

     The Compensation Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance, and recognize employee contributions to the Company's success.

     Awards of stock grants under the Company's 1992 Stock Option and Compensation Plan (the "1992 Plan") are designed to promote the alignment of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Company. In January 2001, the Company's shareholders approved an increase of 1,150,000 shares authorized for issuance under the 1992 Plan, bringing the total number of shares authorized for issuance under the 1992 Plan to 2,500,000.

     In October 1998, the Board also adopted the 1998 Non-Executive Stock Option Plan (the "1998 Plan") pursuant to which 200,000 shares of Common Stock were reserved for issuance for grants to Company employees who are not executive officers of the Company. In 1999, the Board approved an increase in the number of shares reserved for issuance under the 1998 Plan to an aggregate of 492,950.

     In September 2000, the Company issued 200,000 stock options with an exercise price of $1.00 per share to Mr. Ronald Johnson for his services as interim Chief Executive Officer and Chairman of the Board and as a Board member during the proposed acquisitions. As part of such issuance, Mr. Johnson agreed to terminate 50,000 stock options which were issued to him in connection with his services as a director during the proposed merger with nMortgage. The Compensation Committee believes that the issuance of such options is appropriate for (a) the additional services provided by such executive in connection with the time spent with the proposed merger with nMortgage and now with Xertain, (b) managing the Company's affairs during this period, and (c) in light of his monthly compensation of $5,000 per month.

     The Compensation Committee approved an issuance of 500,000 options to Roland Thomas in February 2001, of which 125,000 stock options vested immediately. The exercise price of such options, the balance of which vest annually on a pro rata basis over three years, is $1.00 per share. The Compensation Committee believes this grant was appropriate given (a) Mr. Thomas' service to the Company since becoming Chief Executive Officer, (b) Mr. Thomas' service without compensation from September 19, 2000 until February 16, 2001, and (c) Mr. Thomas' efforts in improving the Company net operating results during the third and fourth quarters of 2000.


     CEO Compensation

     Currently, an employment agreement between the Company and Mr. Roland Thomas, for the services Mr. Thomas provides as Chief Executive Officer, provides for a three-year term and annual salary compensation of $190,000, plus a merit bonus of up to 25% of base salary to be paid as determined by the Compensation Committee in its sole and complete discretion.

     To date, no executive officer of the Company has received compensation that exceeds $1 million per year.


AUDIT COMMITTEE REPORT

     The Company has established an Audit Committee within the Board of Directors which currently consists of Messrs. Ronald Johnson, Andrew Tottenham, and Thomas Foley. The primary functions of the Audit Committee are (i) to serve an as independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) to review and appraise the audit efforts of the Company's independent accountants and internal audit department, and (iii) to provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

     The Board of Directors has determined that each of Messrs. Tottenham and Foley is an "independent director," as such term is defined by Section 4200(a)(14) of the National Association of Securities Dealers' listing standards. Because Mr. Johnson served as interim Chief Executive Officer of the Company from May 12, 2000, the date of the resignation of Edward G. Stevenson, through September 19, 2000, the date Mr. Roland Thomas became the Company's Chairman of the Board and Chief Executive Officer, he does not fall within the listing standards' definition of "independent director." Pursuant to Section 4250(d)(2)(B) of the

National Association of Securities Dealers' listing standards, the Board has determined that it is in the best interests of the Company and its shareholders for Mr. Johnson to remain serving on the Audit Committee. The Board believes that because Mr. Johnson's employment with the Company was only temporary in nature, it in no way affected his ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices. The Board has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The Board has reviewed, assessed the adequacy of, and approved a written Audit Committee charter.

     The Audit Committee has reviewed the Company's audited financial statements for the last fiscal year and discussed them with management.

     The Audit Committee will discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We will receive and review the written disclosures and the letter from the independent auditors required by independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and will discuss with the auditors the auditors' independence.

                                             RONALD JOHNSON
                                             ANDREW TOTTENHAM
                                             THOMAS FOLEY

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with: (i) a broad equity market index; and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the period from July 30, 1993 to December 31, 2000, to the S&P 500 Stock Index and to a "peer group" index created by the Company over the same period. The "peer group" index consisted of the common stock of: Acres Gaming, Inc., Alliance Gaming, Casino Data Systems, International Game Technology, Mikohn Gaming Corp., Shuffle Master, Inc. and WMS Industries. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on July 30, 1993, and that any dividends paid were reinvested in the same security.

                   [TOTAL RETURN TO STOCKHOLDERS LINE GRAPH]

                                                TOTAL RETURN ANALYSIS
                       -------------------------------------------------------------------------
                       12/30/95     12/29/96      12/31/97     12/31/98      12/31/99   12/31/00
                       --------     --------      --------     --------      --------   --------
IGCA                   $ 100.00     $ 82.46       $ 31.58      $ 14.04       $ 19.73    $   7.46
------------------------------------------------------------------------------------------------
PEER GROUP             $ 100.00     $ 121.72      $ 162.96     $ 169.02      $ 171.13   $ 326.28
------------------------------------------------------------------------------------------------
S&P 500                $ 100.00     $ 122.94      $ 163.95     $ 210.80      $ 255.15   $ 231.91
------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.


                           RELATED-PARTY TRANSACTIONS

     In October 2000, the Company entered into an Agreement and Plan of Merger with Xertain, Inc. pursuant to which Xertain would be merged with and into the wholly-owned subsidiary of the Company in exchange for an amount of Company Common Stock equal to 45% of the Company's outstanding Common Stock on the date of the closing of such transaction. Roland M. Thomas, the Company's Chairman of the Board and Chief Executive Officer, is also Chairman of the Board and Chief Executive Officer and a significant shareholder of Xertain. Thomas Foley, a director of the Company, is also a shareholder of Xertain.

     Xertain served as a distributor for the Company's products in California during part of 2000. During fiscal year 2000, Company revenues derived from Xertain's distributorship were immaterial from the Company's perspective.

     Pending completion of the Xertain merger, the Company is subleasing office and warehouse space in Las Vegas, Nevada, from Xertain on a month-to-month basis for $17,000 per month. The Company believes that these transactions are at or below the market rate for the facilities provided by Xertain.

                              PROPOSAL TO ADOPT THE
                   INNOVATIVE GAMING CORPORATION OF AMERICA'S
                        2001 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted, subject to shareholder approval, the 2001 Employee Stock Purchase Plan (the "2001 Employee Plan"). The Board believes that the grant of stock options to employees is a desirable and useful means to strengthen further the interests of the employees and the future success of the Company. A copy of the 2001 Employee Plan is attached as ANNEX A, and reference is made thereto for a complete statement of the terms and provisions thereof.

     Subject to certain exceptions set forth in the 2001 Employee Plan, each regular full-time employee of the Company and its participating subsidiaries (including officers but not including directors or holders of five percent or more of the total combined voting power or volume of all classes of stock of the Company) who has been continuously employed for at least 90 days is eligible to participate in the 2001 Employee Plan. In order to participate in the 2001 Employee Plan, an eligible employee must execute and deliver to the Company certain authorization forms directing a payroll deduction of a specified whole percentage of his or her gross earnings. Such percentage may not be less than two percent (2%) nor more than 15 percent (15%) of such gross earnings. A participating employee may purchase a maximum number of shares equal to 15 percent (15%) of compensation for any offering period. If approved by the shareholders, the 2001 Employee Plan shall commence on May 1, 2001.

     Payroll deductions will be credited to an individual payroll-deduction account for each participating employee. No interest will be payable with respect to any amounts credited to such accounts. During each calendar quarter (each of which is an "offering period"), each participating employee may be granted a non-transferable right to purchase a number of full shares of the Company's Common Stock. The per-share purchase price for the Common Stock purchased pursuant to the 2001 Employee Plan will equal 85 percent (85%) of the fair market value (being the mean between the highest and lowest selling prices on the Nasdaq or, if not quoted thereon, any other national securities exchange or in the over-the-counter market) of a share of Common Stock on the first or last business day of each calendar quarter in which there are sufficient funds in a participant's account to purchase one or more full shares (or, if such stock is not traded on that day, the next preceding day on which such stock was traded). The fair market value of a share of the Company's Common Stock on the Nasdaq SmallCap Market on April 27, 2001, was $.75.

     Purchase rights granted to a participating employee for any offering period shall be automatically exercised on the last business day of each quarter during any offering period (or, if such day is not a business day, on the next preceding day on which Common Stock was traded), unless such employee gives written notice prior to such time that (s)he elects not to exercise such purchase rights. In the event of any such election, the amount in such employee's purchase account at the end of such offering period shall be returned to such employee. An employee's participation under the 2001 Employee Plan terminates on the death or termination of employment of such employee and any amount in employee's payroll-deduction account at such time shall be returned to such employee. An employee may also voluntarily terminate participation in the 2001 Employee Plan.

     The 2001 Employee Plan will be administered by a committee (the "Committee") appointed by the Board of Directors and an agent (the "Agent") designated by the Committee. Members of the Committee are subject to removal by the Board. The Committee may adopt, amend, and rescind rules and regulations not inconsistent with the 2001 Employee Plan. The Committee shall also construe the 2001 Employee Plan. The Agent will provide each participant with a periodic statement showing the cash withheld and invested, purchase price per share, and shares purchased on behalf of the participant.

     The Board of Directors may terminate the 2001 Employee Plan at any time. Any such termination will not impair any purchase rights which are to be granted prior to such termination. Unless sooner terminated, the 2001 Employee Plan will terminate when the maximum number of shares covered by the 2001 Employee Plan has been purchased. The Board may also amend the 2001 Employee Plan from time to time in any respect in order to meet changes and legal requirements or for any other reasons.

     The total number of shares of Common Stock that may be subject to options issued pursuant to the 2001 Employee Plan is 2,000,000. Shares issued pursuant to the 2001 Employee Plan will be either newly issued shares of the Company's Common Stock, or shares purchased by the Agent in the open market transactions. This number and the terms of outstanding options are subject to adjustment as described in the 2001 Employee Plan.

FEDERAL INCOME-TAX CONSEQUENCES

     If shares of Common Stock purchased by a participant pursuant to an exercise of purchase rights granted under the 2001 Employee Plan are not disposed of within two years after the date of the grant of such purchase rights or one year after the transfer of shares to the participant (the "holding period"), such exercise will result in no immediate taxable income to such participant. Upon later disposition of such shares, however, or if such participant should die while owning such shares, there will be recognized to such participant compensation taxable as ordinary income for the taxable year in which such disposition or death occurs, in an amount equal to the lesser of (a) 15 percent (15%) of the fair market value of the shares at the time the purchase rights were granted or exercised, whichever is less, or (b) the amount by which the fair market value of the shares at the time of disposition or death exceeded the purchase price. Any further gain (or any loss) would be considered gain (or loss) from the sale of a capital asset. If the holding requirements described above are met, neither the Company nor any participating subsidiary will be entitled to any deduction for federal income-tax purposes with respect to shares transferred to a participant pursuant to the exercise of purchase rights.

     If shares acquired pursuant to the exercise of purchase rights granted under the 2001 Employee Plan are disposed of by a participant (other than by reason of death) before expiration of the holding period, then such participant will be treated as having received compensation by reason of the exercise of such purchase rights in respect of such shares in an amount equal to the difference between the purchase price of such shares and their fair market value on the date of such exercise. Such amount must be taken into account by the participant as ordinary income in computing taxable income for the taxable year in which such disqualifying disposition occurs. Any amount treated as compensation by reason of such a disqualifying disposition will increase the participant's income-tax basis for computing gain or loss on the disposition of such shares. Any further gain or loss on such disposition (after taking into account such basis adjustment) will be capital gain or loss and will be long-term if the participant's holding period for the stock is more than one year.

     If a disqualifying disposition should occur, the Company or the participating subsidiary by which the participant is employed will be entitled to a deduction for its taxable year in which such disposition occurs, in the same amount as the amount includible as compensation in the gross income of the participant making such disposition.

     The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the participants in the 2001 Employee Plan or the Company, or to describe tax consequences based on particular circumstances. It is based on federal income-tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of the Company's Common Stock present and entitled to vote or
(b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for approval of the 2001 Employee Plan. A shareholder who abstains is considered to be present and entitled to vote at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote shall not be considered present and entitled to vote.

     Unless instructed to the contrary, all proxies will be voted FOR the approval of the Employee Plan.

                    PROPOSAL TO INCREASE THE NUMBER OF SHARES
                      OF COMMON STOCK RESERVED FOR ISSUANCE
                               UNDER THE COMPANY'S
                          DIRECTOR'S STOCK OPTION PLAN

     On April 2, 2001, the Board of Directors approved an amendment to the Director Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares subject to approval by the Company's shareholders. A complete text of the Director Plan is set forth in ANNEX B to this Proxy Statement. The brief summary of the Director Plan that follows is qualified in its entirety by reference to the complete text.

GENERAL

     The Board of Directors believes that the grant of stock options is a desirable and useful means to strengthen further the non-employee directors' linkage with shareholder interests. The Director Plan provides that each director who is not an employee of the Company or one of its subsidiaries (a "Non-Employee Director") is entitled to receive a non-qualified stock option to purchase shares of the Company's Common Stock at an option exercise price equal to the fair market value of the shares on such grant date. The amount of shares granted pursuant to the option and the vesting schedule of such option will be determined by the Company's Board of Directors. Each option under the Director Plan will have a ten-year term and will generally vest in equal annual installments as determined by the Board of Directors.

     The total number of shares of Common Stock that may be subject to options issued pursuant to the Director Plan is 550,000. The number and the terms of outstanding options are subject to automatic adjustment in the event of reorganization, merger, consolidation, recapitalization, stock splits, combination or exchange of shares, stock dividends or other similar events. The Director Plan will have a ten-year term and will be administered by the Board of Directors.

     The Company will receive no consideration upon the grant of options under the Director Plan. The exercise price of an option must be paid in full upon exercise. Payment may be made in cash, check or, in whole or in part, in the Common Stock of the Company already owned by the person exercising the option, valued at fair market value.

FEDERAL INCOME-TAX CONSEQUENCES

     Under current law, the federal income-tax consequences to Non-Employee Directors and the Company under the proposed Director Plan should generally be as follows: A director to whom a non-qualified stock option is granted will not recognize income at the time of grant of such option. When a director exercises the stock option, the director will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value, as of the date of option exercise, of the shares the director receives. The tax basis of such shares to the director will equal the exercise price paid plus the amount includible in the director's gross income as compensation, and the director's holding period for such shares will commence on the day on which the director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), the Company will generally be entitled to a federal income-tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the director as described above.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of the Company's Common Stock present and entitled to vote on the amendment to the Director Plan or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for approval of the amendment to the Director Plan. A shareholder who abstains with respect to the amendment of the Director Plan is considered to be present and entitled to vote on the Plan at the meeting, and is in effect casting a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the amendment to the Director Plan shall not be considered present and entitled to vote.

     Unless instructed to the contrary, all proxies will be voted FOR the approval of the Director Plan.

                                  OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held 8 meetings during fiscal 2000 and took action pursuant to written actions. No director attended fewer than three-fourths of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors described below. From January 2000 through September 2000, the Compensation Committee consisted of Ronald Johnson and Ronald Zideck. Mr. Zideck resigned in October 2000. Since November 2000, Mr. Tottenham has served on the Compensation Committee.

     Since the 2000 Annual Meeting held in January 2001, Messrs. Johnson, Tottenham, and Foley have served on the Audit Committee. The Board of Directors has determined that each of Messrs. Tottenham and Foley is an "independent director," as such term is defined by Section 4200(a)(14) of the National Association of Securities Dealers' listing standards. Because Mr. Johnson served as interim Chief Executive Officer of the Company from May 12, 2000, the date of the resignation of Edward G. Stevenson, through September 19, 2000, the date Mr. Roland Thomas became the Company's Chairman of the Board and Chief Executive Officer, he does not fall within the listing standards' definition of "independent director." Pursuant to Section 4250(d)(2)(B) of the National Association of Securities Dealers' listing standards, the Board has determined that it is in the best interests of the Company and its shareholders for Mr. Johnson to remain serving on the Audit Committee. The Board believes that because Mr. Johnson's employment with the Company was only temporary in nature, it in no way affected his ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

     Since the 2000 Annual Meeting held in January 2001, Messrs. Johnson, Tottenham, and Foley have served on the Compensation Committee. The Compensation Committee administers the 1992 Stock Option and Compensation Plan and the 1998 Non-Executive Employee Stock Option Plan. The Compensation Committee held one meeting and took actions pursuant to written actions. The Company's Audit Committee did not meet during 2000, but did take action pursuant to written actions during 2000.

     The Company does not have a nominating committee of the Board of Directors.

INDEPENDENT PUBLIC ACCOUNTANTS

     In 1999, Arthur Andersen LLP resigned as independent public accountants for the Company. Kafoury & Armstrong & Co. has been selected as the Company's independent accountants. Representatives of Kafoury & Armstrong & Co. are expected to be present at the 2001 Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board's Audit Committee has considered, and has determined, that the provision of the audit-related services and non-audit services described below is compatible with the principal accountant's independence.

     Audit Fees

     Audit fees billed to the Company by Kafoury & Armstrong & Co. during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $51,500.


     Financial Information Systems Design and Implementation Fees

     The Company did not engage Kafoury & Armstrong & Co. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.


     All Other Fees

     Fees billed to the Company by Kafoury & Armstrong & Co. during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $19,879.

     The Audit Committee has reviewed the fees billed to Kafoury Armstrong & Co. during fiscal year 2000 and after consideration, has determined that the receipt of these fees by Kafoury Armstrong & Co. is compatible with Kafoury Armstrong & Co.'s maintaining its independence.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors, and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners were complied with.


                              SHAREHOLDER PROPOSALS

     The Company presently intends to hold its 2002 Annual Meeting in May 2002. Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, if the 2002 Annual Meeting will be held within 30 days of the date corresponding to the 2001 Annual Meeting, then all shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its executive offices on or before 120 days prior to the day corresponding to the date that proxy materials were sent for this year's annual meeting. Because the 2002 Annual Meeting of Shareholders will be held on a date that is fewer than 30 days from this year's Annual Meeting of Shareholders, all shareholder proposals must be received on or before January 10, 2002.

     On May 21, 1998, the Securities and Exchange Commission amended Rule 14a-4 of the Securities Exchange Act of 1934. The amendment governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. Under amended Rule 14a-4, if a proponent of a proposal fails to notify the Company of a shareholder proposal at least 45 days prior to the corresponding date of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. However, because this year's Annual Meeting has changed more than 30 days from the date of the 2000 Annual Meeting (held on January 19, 2001), notice of a shareholder proposal must be received within a reasonable time before the mailing of this Proxy Statement and proxy in order for the Company to exercise discretionary proxy voting authority with respect to shareholder proposals.

     With respect to the Company's 2002 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by March 26, 2002, the management proxies will be allowed to use their discretionary authority as outlined above.


SOLICITATION

     The Company will bear the cost of preparing, assembling, and mailing the proxy, Proxy Statement, Annual Report, and other materials which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees, and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in so doing. Proxies are being solicited primarily by mail; but the Company's officers and regular employees may solicit proxies personally, by telephone, by telegram, or by special letter.

     The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. If other matters come before the meeting, however, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.



                                        By Order of the Board of Directors
                                        INNOVATIVE GAMING CORPORATION OF
                                        AMERICA


                                        /s/ Roland Thomas

                                        Roland Thomas, Chief Executive Officer

                                                                         ANNEX A


                    INNOVATIVE GAMING CORPORATION OF AMERICA
                        2001 EMPLOYEE STOCK PURCHASE PLAN

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of this 2001 Employee Stock Purchase Plan (the "Plan") is to provide employees of Innovative Gaming Corporation of America (the "Company") and its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) an opportunity to share in the Company's financial growth through ownership of the Company's Common Stock (the "Common Stock") made available to employees at preferential prices.

     The Plan provides a convenient method for employees to purchase the Common Stock at a cost below the market price and without payment of brokerage commissions or fees. Purchases under the Plan are intended to qualify as exercises of options (the "Purchase Rights") granted under an employee stock purchase plan, as defined by Section 423 of the Code. The Plan is intended as an incentive for continuing employment with the Company and to encourage employees to take an ownership interest in the Company's future.

2.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All regular full-time employees of the Company who have been so employed for more than 90 days since the most current Enrollment Date (the "Eligible Employees") are eligible to participate in the Plan. The "Enrollment Date" shall be the first business day of each calendar quarter.

     Any employee who beneficially owns five percent (5%) or more of the total voting power or value of the stock of the Company is not eligible to participate in the Plan.

     No purchase rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted purchase rights under the Plan: (a) if such Eligible Employee, immediately after receiving the grant of such purchase rights under the Plan, owns (under the rules of Sections 423(b)(3) and 425(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 425(f) of the Code); or (b) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate exceeding $25,000 of fair market value of stock (determined at the time such purchase rights are granted) for each calendar year in which such purchase rights are outstanding at any time. For purposes of the preceding sentence, the determination of when the right to purchase stock pursuant to purchase rights granted under the Plan accrues, and the rate at which such rights accrue, shall be made in the manner provided by Section 423(b)(8) of the Code.

3.    HOW MAY I ENROLL IN THE PLAN?

     Each Eligible Employee who completes and delivers the payroll deduction authorization forms to the Human Resources Department shall become a "Participant." These forms authorize a regular payroll deduction from employee compensation and must state the date on which the deductions should begin. This beginning date may not be retroactive.

4.   HOW OFTEN WILL THE PURCHASE OF STOCK BE OFFERED?

     The Plan shall become effective on May 1, 2001, provided that the Plan has then been adopted by the Company's Board of Directors (the "Board"), and approved at a duly called meeting of the Company's shareholders (or any adjournment thereof) by the holders of a majority of the then outstanding shares of stock of the Company voting at such meeting, and within 12 months of the Board's adoption of the Plan.

     The Company will issue shares under the Plan, and the Plan will purchase such shares for Participants, on the last business day of each calendar quarter in which there are sufficient funds in a Participant's account to purchase one or more full shares (or, if such stock is not traded on such say, the next preceding business day on which such stock was traded).

5.   WHAT AMOUNT MAY I HAVE DEDUCTED?

     The Company will maintain payroll-deduction accounts for all Participants. No amounts other than such payroll deductions may be credited to such deduction amounts. No interest shall be payable to Participants on account of any amounts held in the payroll-deduction accounts. With respect to any offering made under this Plan, each Eligible Employee may authorize a payroll deduction of whole-number percentages within a minimum of two percent (2%) and a maximum of 15 percent (15%) of the gross compensation of such Eligible Employee received during the offering period or such portion thereof as the Eligible Employee elects to participate.

6.   WHAT KIND OF STOCK MAY I PURCHASE?

     The shares of the Company's Common Stock to be issued under this Plan are authorized shares of the Company's Common Stock which will be purchased by the Company's Agent on behalf of the Company in open market transactions.

7.   HOW MANY SHARES OF STOCK MAY I PURCHASE?

     Participants in any offering of this Plan (upon the effective date of such offering), will be granted an option to purchase as many full shares of Common Stock of the Company as such Participant chooses to purchase using the following amounts:

     a. up to 15 percent (15%) of compensation received during the specified offering period (or during such portion thereof which the Participant chooses to participate in), to be paid by payroll deductions during such period; and

     b. the balance of fractional shares (if any) carried forward from the payroll-deduction account of such Participant for the preceding offering period.

          Notwithstanding the foregoing, in no event may the value of shares of Common Stock purchased by a Participant, pursuant to the Plan during a calendar year exceed $25,000.

8.   WHAT PRICE WILL I PAY FOR THE STOCK?

     The purchase price for each share purchased will be the lower of 85% of the fair market value on (1) the first business day of each calendar quarter, or (2) the last business day of each calendar quarter in which there are sufficient funds in a Participant's account to purchase one or more full shares.

     The fair market value of a share of Common Stock shall be deemed to be the closing sales price of such stock on the Nasdaq SmallCap Market, or any successor national securities exchange, including the OTB, on which the Common Stock is listed or, if such Common Stock is not traded on that day, then on the next preceding day on which such Common Stock was traded.

9.   WHAT ACCOUNTING OF MY CONTRIBUTIONS AND STOCK PURCHASES IS MAINTAINED?

     The Plan will be administered by a committee (the "Committee") as designated by the Company's Board. Members of the Committee may be appointed from time to time by the Board and shall be subject to removal by the Board. The decision of a majority in number of the members of the Committee in office at the time shall be deemed to be the decision of the Committee.

     The Committee, together with an agent (the "Agent") appointed by the Committee, shall administer the Plan so as to ensure that all Participants granted purchase rights under the Plan have the same rights and privileges as provided by Section 423(b)(5) of the Code. The Committee may, from time to time, approve the forms of any documents or writings provided for in the Plan, may adopt, amend, and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan and may construe the Plan. As of the last business day of each month during any offering period, the Agent will total each payroll-deduction account. To the extent a Participant's payroll-deduction account contains sufficient funds to purchase one or more full shares as of that date, such Participant will be deemed to have exercised an option to purchase a full share or shares and his or her deduction account will be charged for the amount of purchase. Subsequent full shares would be purchased in the same manner.

     Any balance of fractional shares remaining in any Participant's payroll-deduction account at the end of an offering period will be carried forward into his or her payroll-deduction account for the following offering period. In no event will the balance carried forward be equal to or greater than the purchase price of one share on the last business day of the last month of the offering period.

     Example. If in the month of March, $17 is withheld from a Participant's paycheck, that Participant's payroll-deduction account will be credited with that amount. Then the Committee will allocate shares of Common Stock to the account of such Participant based on the market price on the last business day of March (the end of the calendar quarter). Assuming the market price on that day is $20, the account of the Participant would be charged for the $17 ($20 x 85%), and one full share of Common Stock would be credited to the account of such Participant.

     If $24.50 had been withheld from the paycheck of the Participant in March, his or her deduction account would be credited with 1.441 shares of Common Stock ($24.50 divided by the $17 share price).

10.  HOW DO I RECEIVE THE SHARES OF STOCK THAT I PURCHASE UNDER THE PLAN?

     Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable regulations or requirements of any securities exchanges or similar entities. If at any time the Company, in its sole discretion, determines that the listing, registration, or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock pursuant to the exercise of purchase rights, shares shall not be issued pursuant to such exercise, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     With respect to any person who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee may at any time add such conditions and limitations to any purchase rights under the Plan that it deems necessary or desirable to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act; provided, however, that any rights or privileges that are extended to such persons shall be extended uniformly to all eligible employees.

     The Company will periodically (but not less often than annually) deliver to each Participant certificates for full common shares purchased under the Plan. Otherwise, the certificates will be delivered only if:

         (a) a Participant withdraws from the Plan, or

         (b) a Participant or his or her legal Representative requests them.

     An Eligible Employee or Participant shall not by reason of the Plan or any purchase rights granted under the Plan, have any rights of a shareholder until and to the extent (s)he shall, from time to time, exercise his or her purchase rights; but, upon each such exercise, (s)he shall have all the rights of a shareholder of record on the day on which such exercise occurs with respect to the shares of Common Stock as to which such purchase rights are exercised, and the Company may defer delivery of certificates evidencing such shares for a reasonable time.

11.  HOW WILL I RECEIVE REPORTS OF MY ACCOUNT?

     The Committee or the Agent will provide each Participant with a periodic statement showing the cash withheld and invested, purchase price per share, shares purchased and shares held for such Participant by the Committee or the Agent.

12.  WILL I BE ABLE TO CHANGE THE AMOUNT OF MY PAYROLL DEDUCTION?

     A payroll deduction may be increased only once and reduced only once during any offering period. Each Participant may increase or decrease his or her payroll deduction at any time by filling out new authorization forms. The change may not become effective sooner than the next pay period after receipt of the form.

13.  MAY I WITHDRAW FROM THE PLAN AT ANY TIME?

     Each Participant may at any time and for any reason permanently withdraw the balance accumulated in his or her deduction account and thereby withdraw from participation in the Plan. Such Participants may thereafter begin participation again only at or after the commencement of a new offering period. Partial withdrawals may be permitted at the discretion of the Committee.

14.  IN WHOSE NAME MAY THE STOCK CERTIFICATES BE ISSUED?

     Certificates may be registered only in the name of the Participant, or, if such Participant indicates on his or her authorization form, in the name of such Participant jointly with a member of his or her family with right of survivorship. If the Participant is a resident of a jurisdiction which does not recognize such a joint tenancy, the Participant may have certificates registered in the name of such Participant as tenant in common with a member of his or her family, without right of survivorship.

15.  ARE MY RIGHTS UNDER THE PLAN TRANSFERABLE?

     Rights under this Plan are not transferable other than by will or the laws of descent and distribution, and are exercisable by the Participant only during the Participant's lifetime.

16. WILL I RECEIVE INTEREST ON CASH WITHHELD FROM MY PAYCHECK AND PLACED IN MY PAYROLL-DEDUCTION ACCOUNT?

     In view of the discounted purchase price, no interest will be paid on cash withheld prior to purchase of shares.

17.  WHAT HAPPENS DURING AN ABSENCE FROM WORK?

     Payroll deductions continue during any time off with pay, but stop during approved time off without pay, though such Participant is still enrolled in the Plan. Deductions automatically resume upon each Participant's return to work.

18.  WHAT IF MY EMPLOYMENT ENDS?

     In the event retirement or termination of employment with the Company, the balance of shares and cash in the deduction account of such Participant will be issued to such Participant; or in the event of the Participant's death, to the estate of such Participant.

19. WHAT IS THE MAXIMUM NUMBER OF SHARES IN THE PLAN AND WHAT ARE THE EFFECTS OF A STOCK SPLIT OR STOCK DIVIDEND?

     The maximum number of shares of Common Stock that may be purchased under the Plan is 2,000,000, subject to adjustment as hereinafter set forth.

     In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares approved for this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting the shares of the Company's Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

20.  WHAT ARE THE TAX CONSEQUENCES?

     All amounts withheld pursuant to the Plan, shares issued pursuant to the exercise of any purchase rights, and any payments pursuant to the Plan are subject to withholding of all applicable taxes. The Company shall have the right to withhold from any payment or distribution of shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, an employee may elect to have any distribution of shares otherwise required to be made pursuant to the Plan to be withheld or to surrender to the Company or Company shares of Common Stock already owned by the employee to fulfill any tax withholding obligation.

     This description of federal income-tax consequences is merely to help Participants understand them and is in no way complete. Participants having questions on how the Plan affects their individual tax situation, should seek competent professional advice.

21.  WHAT ARE MY CONTRIBUTIONS TO THE PLAN USED FOR?

     All funds received or held by the Company under this Plan may be used for any corporate purpose.

22.  HOW WILL THE PLAN BE ADMINISTERED?

     The Plan will be administered by the Company's Board or by a committee of directors who are not eligible to participate in the Plan.

     The Directors are responsible for general administration of the Plan, proper execution of its provisions, construction of the Plan, and the determination of all questions arising thereunder. It has power to establish, interpret, and enforce rules and regulations for administration, provided such rules and regulations are uniformly applicable to all persons similarly situated.

23.  WHEN DOES THE PLAN END?

     This Plan and all rights of any Participants under any offering hereunder shall terminate:

     a. on the date that Participants become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair; or

     b.   at any time, at the discretion of the Board of Directors.

     Upon the Plan's termination, all amounts in the Participants' payroll-deduction accounts shall be carried forward into each Participant's payroll-deduction account under a successor Plan, if any, or promptly refunded.

                                                                         ANNEX B

                    INNOVATIVE GAMING CORPORATION OF AMERICA
                        1997 DIRECTORS STOCK OPTION PLAN

     1. PURPOSE. The purpose of the Innovative Gaming Corporation of America 1997 Director Stock Option Plan (the "Plan") is to advance the interests of Innovative Gaming Corporation of America (the "Company") and its shareholders by encouraging share ownership by members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common stock.

     2. ADMINISTRATION. The plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     3. PARTICIPATION. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 5 below.

     4. AWARDS UNDER THE PLAN.

     (a) Awards under the Plan shall include only Options, which are rights to purchase common stock of the Company having a par value of $0.01 per share (the "Common Stock"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

     (b) There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 550,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below. If any Option is canceled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

     (c) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     5. NONQUALIFIED STOCK OPTIONS. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the "Fair Market Value" (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Fair Market Value shall be the closing sales price of a share of Common Stock on the date of grant as reported on the Nasdaq National Market or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading, but in no event will such Option exercise price be less than the par value of the Common Stock.

     (b) The Board shall determine the number of shares of Common Stock subject to each Option granted to Non-Employee Directors and, subject to Section 5(d) hereof, the vesting schedule of each such Option. Notwithstanding the foregoing, once such Options become outstanding, a Non-Employee Director will still be entitled to the anti-dilution adjustments provided for in Section 6 hereof.

     (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     (d) Options shall not be exercisable:

          (i) Except pursuant to the vesting schedule established by the Board of Directors. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full; (i) upon the removal of the Non-Employee Director from the Board without cause; or (ii) in the event of a "change in control" of the Company, as defined in any existing agreements between the Company and its senior officers;

          (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a Fair Market Value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

          (iii) unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that:

               (A) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within three years of the date he ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any Common Stock as to which he could have exercised on the date he ceased to be such a Non-Employee Director; or

               (B) if any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares subject to the Option.

     6. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of a significant portion of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

     7. MISCELLANEOUS PROVISIONS.

     (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

     (d) It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

     (e) The expenses of the Plan shall be borne by the Company.

     (f) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

     (g) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

     8. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

     9. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur upon the adoption of a resolution of the Board terminating the Plan or ten years from the date the Plan is initially approved and adopted by the shareholders of the Company. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

     10. EFFECTIVE DATE OF PLAN. The Plan will become effective on the date that it is approved by the affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Company's 1997 Annual Meeting of Shareholders.

                                  FORM OF PROXY
                    INNOVATIVE GAMING CORPORATION OF AMERICA
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JUNE 15, 2001

     The undersigned, a shareholder of Innovative Gaming Corporation of America, hereby appoints Roland Thomas as proxy, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Innovative Gaming Corporation of America to be held at the Company's headquarters 333 Orville Wright Court, Las Vegas, Nevada 89119 on Friday, June 15, 2001, at 1:00 p.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

     1. ELECTION OF DIRECTORS:

        [ ] FOR all nominees                              [ ] WITHHOLD AUTHORITY
        (except as marked below to the contrary below)

        Ronald A. Johnson, Roland Thomas, Andrew Tottenham, Thomas Foley


     Instructions. To withhold authority to vote for any individual nominee write that nominee's name on the space provided below:

--------------------------------------------------------------------------------

     2.  APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN:

         [ ] FOR                                           [ ] AGAINST

     3. APPROVAL OF AMENDMENT TO 1997 DIRECTOR'S STOCK OPTION PLAN, INCREASING THE NUMBER OF AUTHORIZED SHARES BY 200,000:

         [ ] FOR                                           [ ] AGAINST

     4. UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF:


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES; AND A VOTE FOR APPROVING THE DIRECTOR AND EMPLOYEE STOCK PURCHASE PLAN.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all director-nominees, FOR approval of the Employee Stock Purchase Plan, and FOR the amendment to the 1997 Director's Stock Option Plan.


Dated:                  , 2001
      -----------------              -------------------------------------------
                                     (Shareholder must sign exactly as the
                                     name appears at left. When signed as a
                                     corporate officer, executor, administrator, trustee, guardian, etc., please give full title. If shares are held in joint tenancy, both joint tenants must sign.)